UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2024

Stanley Black & Decker, Inc.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	001-05224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive
New Britain, Connecticut	06053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 225-5111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 Par Value per Share	SWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2024, Stanley Black & Decker, Inc. (the “Company”) held its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). The shareholders approved the adoption of the 2024 Omnibus Award Plan (the “2024 Plan”), which was approved by the Board of Directors of the Company (the “Board”) on February 27, 2024. Subject to adjustment as provided in the 2024 Plan, up to an aggregate of (i) 9,320,000 shares of the Company’s common stock may be issued in connection with awards under the 2024 Plan, less (ii) the shares covered by awards granted under the 2022 Omnibus Award Plan (the “2022 Plan”) following December 31, 2023, plus (iii) any shares that become available for awards in accordance with the terms of the 2024 Plan, including as a result of forfeitures under the 2022 Plan or other prior plans. Each share with respect to which an option or stock-settled stock appreciation right is granted will reduce the aggregate number of shares that may be delivered under the 2024 Plan by one share, and each share with respect to which any other award denominated in shares is granted will reduce the aggregate number of shares that may be delivered under the 2024 Plan by 2.85 shares.

The foregoing description of the 2024 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2024 Plan attached as Exhibit 10.1 hereto.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As discussed in Item 5.02, the Company’s 2024 Annual Meeting was held on April 26, 2024. At the close of business on February 26, 2024, the record date for the 2024 Annual Meeting, 153,803,835 shares of common stock, $2.50 par value per share, of the Company (“common stock”) were outstanding and entitled to vote.

At the 2024 Annual Meeting, the Company’s shareholders voted on the following matters:

Proposal 1: The Company’s shareholders elected each of the following nominees as a director of the Company to serve for a term expiring at the Annual Meeting of Shareholders to be held in 2025, or until his or her successor has been duly elected and qualified, based on the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Donald Allan, Jr.	119,205,739	885,380	263,362	13,581,773
Andrea J. Ayers	118,477,502	1,626,163	250,816	13,581,773
Susan K. Carter	119,199,157	904,370	250,954	13,581,773
Debra A. Crew	115,759,055	4,360,197	235,229	13,581,773
Michael D. Hankin	119,146,300	957,508	250,673	13,581,773
Robert J. Manning	118,730,812	1,347,064	276,605	13,581,773
Adrian V. Mitchell	119,074,229	977,241	303,011	13,581,773
Jane M. Palmieri	119,102,961	1,007,117	244,403	13,581,773
Mojdeh Poul	118,663,474	1,444,161	246,846	13,581,773

Proposal 2: The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers based on the following votes:

For	Against	Abstain	Broker Non-Votes
111,231,032	8,792,459	330,990	13,581,773

Proposal 3: The Company’s shareholders approved the 2024 Plan:

For	Against	Abstain	Broker Non-Votes
112,229,376	7,773,331	351,774	13,581,773

Proposal 4: The Company’s shareholders approved the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for the 2024 fiscal year based on the following votes:

For	Against	Abstain	Broker Non-Votes
117,231,481	16,427,943	276,830	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	The Stanley Black & Decker 2024 Omnibus Award Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY BLACK & DECKER, INC.
Date: May 1, 2024

	By:	/s/ Janet M. Link
	Name:	Janet M. Link
	Title:	Senior Vice President, General Counsel and Secretary